CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or around July 19, 2024, of our report dated February 28, 2024 relating to the consolidated financial statements, which appear in Universal Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission on February 28, 2024.
/s/ Plante & Moran, PLLC

East Lansing, Michigan
July 19, 2024